Exhibit 99

Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058 (301) 380-7770

NEWS

CONTACT: Tom Marder

(301) 380-2553

thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS $0.47 OF EARNINGS PER SHARE FROM CONTINUING OPERATIONS FOR THE 2004 FIRST QUARTER, UP 31 PERCENT FROM 2003

- Worldwide, systemwide comparable full-service revenue per available room (REVPAR)

increased 7.8 percent for the calendar first

quarter (January 1 to March 31, 2004) without the benefit of changes in foreign exchange rates-

Highlights from the quarter:

•	Excluding the earnings contribution from our synthetic fuel operations, first quarter diluted earnings per share (EPS) from continuing operations increased 54 percent to $0.43 compared to $0.28 a year ago.

•	North American comparable systemwide revenue per available room (REVPAR) for the first fiscal quarter of 2004 (January 3 to March 26), rose 5.4 percent from the prior year.

•	Marriott’s timeshare business more than doubled its results in the first quarter as strong demand for our leading timeshare brands and higher margins improved results.

•	Marriott added 7,380 hotel rooms and timeshare units during the quarter, bringing the global system to 2,753 hotels and timeshare units (496,920 rooms); Marriott’s systemwide rooms are up 5.4 percent from a year ago.

•	Marriott estimates 2004 full year diluted EPS from continuing operations, including the impact of synthetic fuel, to total $2.24 to $2.34 per share, which reflects growth of approximately 20 percent compared to 2003 results.

•	Marriott has repurchased 7.4 million shares of common stock year-to-date in 2004 for a total of $328 million, including 6.6 million shares in the first quarter.

Exhibit 99

WASHINGTON, D.C. – April 22, 2004 – Marriott International, Inc. (NYSE:MAR) today reported diluted earnings per share from continuing operations of $0.47 in the first quarter of 2004, up 31 percent from 2003. Income from continuing operations, net of taxes, for the quarter was $114 million, also a 31 percent increase over 2003 levels. Synthetic fuel operations contributed approximately

$11 million ($0.04 per share) in the first quarter versus $19 million ($.08 per share) in the year ago quarter.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “Results were terrific in the first quarter of 2004 and we are especially pleased to see the increase in worldwide lodging demand. Group bookings and transient demand accelerated steadily through the first quarter and we are encouraged by the indications for the rest of the year as well. When combined with our continued strength in new rooms growth and the timeshare business, we are optimistic that EPS from continuing operations will increase approximately 20 percent this year.

“Customers are not just looking; they are booking. Worldwide, travelers are back on the road, going to group meetings, making sales calls and taking family vacations. We saw substantial increases in reservations booked during each week of the quarter and new group bookings substantially exceeded our expectations as well. Across urban, suburban, airport and resort markets, REVPAR increased in the first quarter. Closure rates on our toll-free reservations number and on Marriott.com also hit record highs during the quarter.

“Our leisure business deserves special mention. Marriott’s industry leading portfolio of more than 100 resort and timeshare destinations had an outstanding performance during the first quarter of 2004. REVPAR for our 44 in-season North American, Mexican, Caribbean and Hawaiian resort hotels was up more than 10 percent and our timeshare business produced record contract sales during the quarter. The destination hotels that we have added to our system during the past several years are showing strong performance gains against their competitive set.”

In the first fiscal quarter (12 week period from January 3, 2004 to March 26, 2004), REVPAR for comparable systemwide North American properties increased by 5.4 percent, driven by gains in both occupancy and average daily rates. REVPAR at comparable systemwide North American full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and

Exhibit 99

Renaissance Hotels & Resorts) also increased by 5.4 percent during the quarter, while North American systemwide REVPAR for select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) posted a REVPAR increase of 5.5 percent. The Ritz-Carlton brand in North America experienced stronger demand, particularly at its Florida resort properties, with comparable REVPAR up 10.1 percent for January and February combined. On a quarter calendar basis (January 1- March 31), REVPAR for comparable systemwide North American properties increased by 6.3 percent during the first quarter of 2004.

International REVPAR at comparable systemwide properties increased 13.4 percent (6.4 percent in constant dollars) with strong demand in the Caribbean, Mexico, the Middle East, Asia and the United Kingdom.

We added 38 hotels and timeshare resorts (7,380 rooms) to our worldwide lodging portfolio during the first quarter, while three properties (1,024 rooms) exited the system. For the 2004 first quarter, hotels converted from competitor or unbranded hotels accounted for approximately 42 percent of the quarter’s hotel room additions (nearly 30 percent excluding Ramada International). At quarter end, the company’s lodging group encompassed 2,753 hotels and timeshare resorts (496,920 rooms).

MARRIOTT REVENUES totaled $2.3 billion in the first quarter of 2004, an 11 percent increase from 2003. Base fees from managed hotels increased 8 percent to $99 million, reflecting 2 percent net growth in managed rooms and 5.6 percent REVPAR growth for worldwide comparable company-operated hotels (in constant dollars). Franchise fees increased 17 percent in the first quarter to

$61 million, reflecting 9 percent net growth in franchised rooms and REVPAR growth. Incentive management fees increased 14 percent to $33 million as a result of REVPAR growth, particularly in our international operations. North American company-operated hotel house profit margins declined slightly during the first quarter because of higher utility and associate benefit costs, and lower telephone profits, offset somewhat by improved productivity. International house profit margins increased during the quarter by

2.5 percentage points. Worldwide, house profit margins improved 0.4 percentage points.

Marriott’s timeshare business reported 30 percent higher contract sales for the first quarter of 2004, driven by particularly strong seasonal demand for our Marriott Vacation Ownership Club

Exhibit 99

timeshares in Florida, Hawaii and California as well as our Ritz-Carlton Club fractional ownership product in St. Thomas and Colorado.

MARRIOTT’S OPERATING INCOME increased 160 percent in the 2004 first quarter to $151 million from $58 million as a result of the sale of a 50 percent interest in the company’s synthetic fuel business in mid-2003 and stronger operating results in the lodging business. Marriott’s lodging operating income totaled $151 million, up 29 percent from the year ago quarter, reflecting higher operating profits from the sale of timeshare intervals and higher fees in the hotel business, offset somewhat by higher general and administrative expenses. Marriott’s general, administrative and other expenses were $132 million in the first quarter of 2004, up

18 percent from the prior year as a result of higher administrative costs in both our lodging and timeshare businesses, increased legal expenses and $4 million of guarantee charges.

INTEREST EXPENSE decreased to $22 million in the first quarter compared to $26 million in 2003, reflecting lower debt levels. Interest income increased to $26 million in the 2004 first quarter reflecting slightly higher average interest rates and loan balances. Provision for loan losses was a positive $3 million as a result of receiving payment on a note that was fully reserved.

After - tax EPS from the synthetic fuel business in the first quarter was $0.04 compared to $0.08 a year ago, reflecting the sale of a 50 percent ownership interest in our synthetic fuel business in mid - 2003 and slightly lower production volume. Excluding the impact of our synthetic fuel operations our tax rate for continuing operations was 35.5 percent in the first quarter of 2004.

During the 2004 first quarter, we sold real estate totaling $4 million and a mezzanine hotel loan for $57 million. We owned only seven hotels at the end of the first quarter. Total debt at the end of the first quarter of 2004 was $1.7 billion, up from $1.5 billion at the end of 2003. Cash balances at the end of the quarter were $195 million. During the first quarter, we repurchased

Exhibit 99

6.6 million shares of common stock at a total cost of $294 million. To date in the second quarter, we have repurchased nearly

800,000 shares of common stock. Five million shares remain authorized for repurchase.

During 2003, we closed the distribution services business and sold our senior living business. Therefore, we show the financial results for those businesses in discontinued operations for 2004 and 2003. There were no earnings or losses from discontinued operations in the first quarter of 2004 compared to diluted EPS of $0.12 in the year ago quarter.

Regarding our business segment results, full service lodging results for the first quarter of 2004 increased to $100 million from

$95 million a year ago as a result of higher fees, partially offset by increased administrative costs and pre-opening costs for two hotels. Select service and extended stay lodging results were roughly flat year over year as increased fees were offset by $4 million of guarantee charges and lower profits at hotels under renovation. Timeshare results more than doubled to $50 million in the first quarter reflecting a 40 percent increase in financially reportable interval sales and substantially higher margins. Timeshare margins benefited from leveraging fixed costs on higher sales and a greater proportion of luxury projects.

OUTLOOK

We are pleased with the growing group and transient demand as well as the outlook in our timeshare business for the rest of 2004. In addition, we expect to benefit from the comparison to last year because of the impact of both the war in Iraq and Severe Acute Respiratory Syndrome (“SARS”) in 2003. Based on these dynamics, we have increased our estimate of 2004 systemwide comparable North American REVPAR growth to a range of 6 to 8 percent.

We expect house profit margins to improve modestly in 2004. We also expect to complete timeshare mortgage note sale transactions in the second and fourth quarters, open approximately 25,000 to 30,000 new rooms, and earn roughly $0.38 to $0.42 of after-tax earnings per share from our synthetic fuel business. Under these assumptions, our lodging operating income is expected to increase roughly 25 percent to a range of $590 million to $610 million for full year 2004. As a result, we are raising our 2004 estimate of EPS from continuing operations to a range of $2.24 to $2.34.

Exhibit 99

For the second quarter, assuming North American systemwide comparable REVPAR growth of between 7 to 9 percent, we currently estimate lodging operating income of $145 million to $155 million, compared to $110 million in the 2003 second quarter. Second quarter EPS from continuing operations are estimated to range from $0.59 to $0.61, including $0.10 of earnings from synthetic fuel.

We expect investment spending in 2004 to include approximately $50 million for maintenance capital spending and approximately $50 million for systems initiatives. We also expect to invest approximately $25 million in new company-developed hotels and

$75 million in the timeshare business. We expect to invest approximately $150 million in mezzanine financing and mortgage loans for hotels developed by our owners and franchisees and approximately $150 million in equity investments, including investments in timeshare joint ventures. In 2004, we estimate total investment spending levels to be roughly $500 million, moderately lower than in 2003.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, April 22 at 10 a.m. Eastern Time (ET). Individual investors and the news media are invited to listen to the review on the Internet at http://www.marriott.com/investor. A replay will be available on the Internet until May 22, 2004 at http://www.marriott.com/investor (click on “recent investor news”). A recording of the call will also be available by telephone from

1 p.m. ET, Thursday, April 22, 2004 until Thursday, April 29, 2004 at 8 p.m. ET. To access the recording, call 719-457-0820. The reservation number for the recording is 554402.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; our anticipated results from synthetic fuel operations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the pace and extent of the current recovery in both the economy and the lodging industry; supply and demand changes for hotel rooms, vacation ownership intervals, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading worldwide hospitality company with over 2,700 lodging properties in the United States and 68 other countries and territories. Marriott International operates and

Exhibit 99

franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Ramada International brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business. The company is headquartered in Washington, D.C., and has approximately 128,000 employees. In fiscal year 2003, Marriott International reported sales from continuing operations of $9 billion. For more information or reservations, please visit our web site at www.marriott.com.

Tables follow

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	12 Weeks Ended March 26, 2004			12 Weeks Ended March 28, 2003			Percent Better/ (Worse)
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total
REVENUES
Base management fees	$99	$—	$99	$92	$ —	$92	8
Franchise fees	61	—	61	52	—	52	17
Incentive management fees	33	—	33	29	—	29	14
Owned, leased, corporate housing and other [1]	156	—	156	137	—	137	14
Timeshare interval sales and services [2]	318	—	318	237	—	237	34
Cost reimbursements [3]	1,585	—	1,585	1,408	—	1,408	13
Synthetic fuel	—	—	—	—	68	68	*

Total Revenues	2,252	—	2,252	1,955	68	2,023	11
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	132	—	132	110	—	110	20
Timeshare—direct	252	—	252	208	—	208	21
Reimbursed costs	1,585	—	1,585	1,408	—	1,408	13
General, administrative and other [5]	132	—	132	112	—	112	18
Synthetic fuel	—	—	—	—	127	127	*

Total Expenses	2,101	—	2,101	1,838	127	1,965	7

OPERATING INCOME	$151	$—	151	$117	$ (59)	58	*

Gains and other income [6]			4			1
Interest expense			(22)			(26)
Interest income			26			20
Provision for loan losses			3			(5)
Equity in earnings (losses)—Synthetic fuel [7]			(28)			—
—Other [8]			(2)			(1)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES			132			47
(Provision) benefit for income taxes			(18)			40

INCOME FROM CONTINUING OPERATIONS			114			87	31
Discontinued operations
Income from Senior Living Services, net of tax			—			30
Loss from Distribution Services, net of tax			—			(1)

NET INCOME			$114			$116	(2)

EARNINGS PER SHARE—Basic
Earnings from continuing operations			$0.50			$0.37	35
Earnings from discontinued operations			—			0.13	*

Earnings per share			$0.50			$0.50	—

EARNINGS PER SHARE—Diluted
Earnings from continuing operations			$0.47			$0.36	31
Earnings from discontinued operations			—			0.12	*

Earnings per share			$0.47			$0.48	(2)

Basic Shares			229.6			233.9
Diluted Shares			242.9			243.6

*	Calculated percentage is not meaningful.
[1]–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, our ExecuStay business, land rent income and other revenue.
[2]–	Timeshare interval sales and services includes total timeshare revenue except for base fees, reimbursed costs, note sale gains, and joint venture earnings (losses).
[3]–	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]–	Owned, leased and corporate housing—direct expenses include operating expenses related to our ExecuStay business, and owned or leased hotels including lease payments, pre-opening expenses and depreciation.
[5]–	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs.
[6]–	Gains and other income includes gains on the sale of real estate and income related to our cost method joint ventures.
[7]–	Equity in earnings (losses) – Synthetic fuel includes our share of the equity in earnings of the Synthetic fuel joint venture and the earnout we received from the Synthetic fuel joint venture partner beginning November 6, 2003. The earnout we received prior to November 6, 2003, along with the revenue generated from the previously consolidated Synthetic fuel joint venture, are included in Synthetic fuel revenue.
[8]–	Equity in earnings (losses) – Other includes our equity in earnings (losses) of unconsolidated joint ventures.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Business Segments

($ in millions)

	Quarter Ended[1]
	March 26, 2004	March 28, 2003
REVENUES
Full-Service	$1,505	$1,330
Select-Service	247	234
Extended-Stay	115	124
Timeshare	385	267

Total lodging[2]	2,252	1,955
Synthetic fuel	—	68

Total	$2,252	$2,023

INCOME FROM CONTINUING OPERATIONS
Full-Service	$100	$95
Select-Service	23	24
Extended-Stay	10	10
Timeshare	50	18

Total lodging financial results[2]	183	147
Synthetic fuel (after tax)	11	19
Unallocated corporate expense	(30)	(30)
Interest income, provision for loan losses and interest expense	7	(11)
Income taxes (excluding Synthetic fuel)	(57)	(38)

Total	$114	$87

[1]	There were 12 weeks in the quarters ended March 26, 2004 and March 28, 2003.
[2]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties [1]

	Twelve weeks ended March 26, 2004 vs. March 28, 2003
	REVPAR		Occupancy		Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Marriott Hotels & Resorts	$102.36	3.8%	70.1%	1.9%pts.	$145.92	1.0%
The Ritz-Carlton [2]	$180.91	10.1%	67.1%	5.6%pts.	$269.47	0.9%
Renaissance Hotels & Resorts	$95.20	5.5%	68.1%	3.3%pts.	$139.87	0.4%
Composite—Full-Service	$107.35	4.9%	69.6%	2.4%pts.	$154.27	1.3%
Residence Inn	$73.70	2.0%	74.4%	0.0%pts.	$99.11	1.9%
Courtyard	$65.16	6.0%	68.3%	3.3%pts.	$95.39	0.8%
TownePlace Suites	$45.02	11.0%	70.0%	5.4%pts.	$64.33	2.3%
Composite—Select-Service & Extended-Stay	$65.18	5.4%	69.5%	2.8%pts.	$93.74	1.2%
Composite—All[3]	$92.11	5.0%	69.6%	2.5%pts.	$132.41	1.2%

North American Comparable Systemwide Properties [1]
	Twelve weeks ended March 26, 2004 vs. March 28, 2003
	REVPAR		Occupancy		Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Marriott Hotels & Resorts	$94.40	4.4%	68.6%	2.0%pts.	$137.55	1.3%
The Ritz-Carlton [2]	$180.91	10.1%	67.1%	5.6%pts.	$269.47	0.9%
Renaissance Hotels & Resorts	$88.57	7.3%	67.0%	4.1%pts.	$132.22	0.6%
Composite—Full-Service	$98.22	5.4%	68.3%	2.5%pts.	$143.81	1.5%
Residence Inn	$72.24	4.4%	74.7%	1.9%pts.	$96.66	1.7%
Courtyard	$65.83	7.2%	68.6%	3.0%pts.	$96.01	2.4%
Fairfield Inn	$38.86	2.3%	60.1%	0.6%pts.	$64.62	1.3%
TownePlace Suites	$44.90	6.6%	69.7%	3.8%pts.	$64.44	0.7%
SpringHill Suites	$56.86	8.1%	67.9%	3.5%pts.	$83.78	2.6%
Composite—Select-Service & Extended-Stay	$58.55	5.5%	67.8%	2.2%pts.	$86.33	2.1%
Composite—All[4]	$75.52	5.4%	68.0%	2.3%pts.	$111.02	1.8%

[1]	Composite—All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-service composite statistics include properties for Marriot Hotels & Resorts, Renaissance Hotels & Resorts, and the Ritz-Carlton brands. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

[2]	Statistics for The Ritz-Carlton are for the two months ended February 29, 2004 as compared to the two months ended
February	28, 2003.

[3]	North American RevPar for comparable company-operated hotels in the 2004 first calendar quarter (January 1 - March 31) was $95.32, an increase of 6.3% over last year.

[4]	North American comparable systemwide RevPar in the 2004 first calendar quarter (January 1 - March 31) was $77.51, an increase of 6.3% over last year.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

International Comparable Company-Operated Properties[1]

	Two Months Ended February 29, 2004 and February 28, 2003
	REVPAR		Occupancy			Average Daily Rate
Region	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$112.12	10.7%	73.1%	4.8	%pts.	$153.41	3.4%
Continental Europe	$73.10	-1.2%	58.2%	0.8	%pts.	$125.68	-2.6%
United Kingdom	$124.36	14.8%	71.2%	6.7	%pts.	$174.67	4.0%
Middle East & Africa	$84.38	30.5%	73.7%	5.1	%pts.	$114.53	21.4%
Asia Pacific[2]	$63.35	4.1%	71.2%	1.6	%pts.	$88.94	1.8%

Total International[3,4]	$82.44	7.6%	68.3%	2.7	%pts.	$120.78	3.3%

International Comparable Systemwide Properties[1]

	Two Months Ended February 29, 2004 and February 28, 2003
	REVPAR		Occupancy			Average Daily Rate
Region	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$103.77	12.4%	71.1%	6.5	%pts.	$145.97	2.1%
Continental Europe	$71.33	2.1%	57.4%	2.9	%pts.	$124.19	-3.0%
United Kingdom	$86.26	4.1%	62.7%	2.0	%pts.	$137.59	0.8%
Middle East & Africa	$80.90	28.1%	71.4%	3.7	%pts.	$113.26	21.4%
Asia Pacific[2]	$66.72	2.2%	71.5%	0.8	%pts.	$93.37	1.0%

Total International[3,5]	$79.85	6.4%	66.4%	2.9	%pts.	$120.19	1.7%

[1]	International financial results are reported on a period end basis, while International statistics are reported on a month end basis. Statistics are in constant dollars and include results for January and February. Excludes North America.
[2]	Excludes Hawaii.
[3]	Includes Hawaii.
[4]	International RevPar for comparable company-operated hotels in the 2004 first calendar quarter (January 1- March 31) was $86.05, an increase of 11.4% over last year in constant dollars, or 17.7% using actual foreign exchange rates.
[5]	International comparable systemwide RevPar in the 2004 first calendar quarter (January 1 - March 31) was $85.22, an increase of 11.0% over last year in constant dollars, or 18.8% using actual foreign exchange rates.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products1

	Number of Properties		Number of Rooms/Suites
Brand	March 26, 2004	vs. March 28, 2003	March 26, 2004	vs. March 28, 2003
Full-Service Lodging
Marriott Hotels & Resorts	476	+18	175,131	+7,024
The Ritz-Carlton	57	+5	18,644	+1,728
Renaissance Hotels & Resorts	126	-3	45,597	-1,310
Ramada International	202	+52	27,522	+5,648
Select-Service Lodging
Courtyard	630	+37	90,527	+5,175
Fairfield Inn	527	+19	50,474	+1,724
SpringHill Suites	112	+13	12,903	+1,535
Extended-Stay Lodging
Residence Inn	449	+18	53,422	+2,269
TownePlace Suites	112	+7	11,462	+656
Marriott Executive Apartments	13	+1	2,422	+255
Timeshare
Marriott Vacation Club International	41	-3	8,068	+857
Horizons by Marriott Vacation Club International	2	—	256	+44
The Ritz-Carlton Club	4	—	244	+40
Marriott Grand Residence Club	2	—	248	—

Total	2,753	+164	496,920	+25,645

[1]	Total Lodging Products excludes the 2,697 corporate housing rental units.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider income from continuing operations and the effective tax rate excluding the impact of the Synthetic fuel joint venture, to be meaningful performance indicators because they reflect that portion of our income from continuing operations and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies.

The reconciliation of the effective income tax rate from continuing operations to the effective income tax rate from continuing operations, excluding the impact of our Synthetic fuel operations is as follows:

First Quarter 2004

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$132	$(28)	$160
Tax Benefit/(Provision)	(47)	10	(57)
Tax Credits	29	29	—

Total Tax Benefit/(Provision)	(18)	39	(57)

Income from Continuing Operations	$114	$11	$103

Diluted Shares	242.9	242.9	242.9
Earnings per Share—Diluted	$0.47	$0.04	$0.43
Tax Rate	13.7%		35.5%

First Quarter 2003

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$47	$(59)	$106
Tax Benefit/(Provision)	(17)	21	(38)
Tax Credits	57	57	—

Total Tax Benefit/(Provision)	40	78	(38)

Income from Continuing Operations	$87	$19	$68

Diluted Shares	243.6	243.6	243.6
Earnings per Share—Diluted	$0.36	$0.08	$0.28
Tax Rate	(83.7)%		36.0%

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

($ in millions)

The reconciliation of operating income to lodging operating income is as follows:

	Fiscal Year 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income	$58	$68	$90	$161	$377
Less: Synthetic fuel operating loss	59	42	3	—	104

Lodging operating income	$117	$110	$93	$161	$481

We consider lodging operating income to be a meaningful indicator of our performance because it measures our growth in profitability as a lodging company and enables investors to compare the operating income related to our lodging segments to the operating income of other lodging companies.